SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) – April 12, 2006
TRUE RELIGION APPAREL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, California	90023
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (323) 266-3072
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On April 12, 2006, True Religion Apparel, Inc. (the “Company”) entered into an Employment Agreement effective as of April 24, 2006 with Michael Buckley (the “Agreement”), pursuant to which Mr. Buckley will serve as the Company’s President. A form of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The initial term of the Agreement is three years, subject to annual renewals thereafter, and the Agreement provides that Mr. Buckley’s base salary will be $400,000 per year, subject to increase in the discretion of the Company’s compensation committee or the full Board of Directors of the Company.
     Pursuant to the Agreement, Mr. Buckley will be eligible to earn an annual performance bonus in 2006 based on EBIT. If EBIT is between $36.8 million and $69 million, Mr. Buckley will receive an amount interpolated between 50% and 200% of his base salary. If EBIT is more than $69 million, Mr. Buckley will receive a maximum bonus of $800,000. If EBIT is less than $36.8 million, no bonus will be paid. The amount of bonus and target performance goals in future years will be determined by the Company’s compensation committee.
     Pursuant to the terms of the Agreement, Mr. Buckley has been granted a restricted stock grant of 100,000 shares of the Company’s common stock. The shares vest one-third each on the first, second and third anniversaries of the grant. The Agreement provides that if the Company terminates Mr. Buckley’s employment without Cause or if Mr. Buckley terminates his employment for Good Reason (each as defined in the Agreement) Mr. Buckley will receive (i) a severance amount of one and one-half times Mr. Buckley’s base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date and (ii) any options or other equity grants received by Mr. Buckley will vest an additional twelve months. In addition, if the Company terminates Mr. Buckley’s employment without Cause or if Mr. Buckley terminates his employment for Good Reason during the one year period following a Change in Control (as defined in the Agreement), he would be entitled to receive severance equal to three times the aggregate of his base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The Agreement also provides that Mr. Buckley will be entitled to receive an additional payment equal to the cumulative amount of any Excise Tax should any Payment be subject to an Excise Tax (each as defined in the Agreement).
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) On April 12, 2006, the Company issued a news release to announce the appointment of Michael Buckley as President of the Company, replacing Jeffrey Lubell who will retain his positions as Chief Executive Officer and Chairman of the Board of Directors. The release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     From 2001 to 2005, Mr. Buckley was the President and Chief Executive Officer of Ben Sherman Group, Ltd’s North America division until it was purchased by Oxford Industries. Ben Sherman is a UK-based apparel and footwear company involved in the wholesaling, retailing, licensing, manufacturing and importing of men’s, women’s, and children’s apparel, footwear and accessories. Prior to Ben Sherman, Mr. Buckley was a Vice President of Diesel Jeans U.S.A. from 1996 to 2001. In this role, he oversaw all U.S.-based retail and financial operations of the company.
Item 9. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	Exhibits.

Exhibit 10.1— Employment Agreement dated April 12, 2006, by and between the Company and Michael Buckley, effective as of April 24, 2006

Exhibit 99.1— April 12, 2006 Press Release by the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

Date: April 12, 2006	By:	/s/ Charles Lesser
	Name:	Charles Lesser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated April 12, 2006, by and between the Company and Michael Buckley, effective as of April 24, 2006.

99.1	Press Release dated April 12, 2006 of the Registrant.
EXHIBIT INDEX